UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 30, 2014

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2014, Jeff Glidden, PTC Inc.’s Executive Vice President and Chief Financial Officer, notified PTC that he intends to retire in FY’15.  No successor has been named and PTC intends to engage in a search process to identify a successor.  Mr. Glidden will continue to serve as Executive Vice President and Chief Financial Officer until a successor has been identified.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

Stock Repurchase Authorization

On August 4, 2014, PTC announced that its Board of Directors has authorized a share repurchase program for $600 million of the company’s common stock through September 30, 2017.  As part of the repurchase program, PTC intends to enter into $125 million accelerated stock repurchase agreement.  PTC will use cash from operations and borrowings under its credit facility to make such repurchases.  A copy of the press release is furnished herewith as Exhibit 99.1.

Section 8 – Other Events

Item 8.01                   Other Events.

Elimination of Classified Board

On August 4, 2014, PTC’s Board of Directors declassified the Board of Directors, effective immediately.  Instead of three classes of directors elected for staggered three-year terms, all PTC’s directors will be elected annually, beginning at the 2015 Annual Meeting of Stockholders.

Section 9 - Financial Statements and Exhibits

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1	PTC Inc. press release dated August 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: August 4, 2014	By:	/s/ Jeffrey Glidden
Jeffrey Glidden
EVP, Chief Financial Officer